EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as chief executive officer and chief financial officer, respectively, of 4Kids Entertainment, Inc. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008

By: /s/ Alfred R. Kahn Alfred R. Kahn Chairman of the Board and Chief Executive Officer

Date: August 11, 2008

By: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to 4Kids Entertainment, Inc. and will be retained by 4Kids Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.